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                                                                  EXHIBIT 10(11)

                 Stock Award Program for Non-Employee Directors
                                 August 6, 1997

On August 6, 1997, in an effort to increase the commonality of interest of non-employee directors and stockholders, the Board of Directors approved a plan to award each non-employee director of the Corporation 200 shares of Common Stock of the Corporation on the first business day of each year commencing in 1998. Such awards shall be made from treasury shares purchased from time to time by the Corporation in the open market.